UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 30, 2010, GlobalOptions Group, Inc. (the “Company”) completed the sale of certain of its assets to Guidepost Solutions LLC (the “Buyer”) in accordance with that certain Asset Purchase Agreement, dated April 23, 2010 (the “Purchase Agreement”), by and among the Company, its wholly-owned subsidiary, GlobalOptions, Inc. (together with the Company, the “Sellers”) and Buyer, of which Joseph Rosetti, a former officer of SafirRosetti (as defined below) and the Company is a principal.

Pursuant to the terms of the Purchase Agreement, Sellers sold to Buyer the Company’s SafirRosetti business unit (“SafirRosetti”), including all assets used in SafirRosetti, for an aggregate consideration of (i) $3.5 million in cash, subject to certain adjustments, of which $525,000 will be held in escrow for a period of 17 months, (ii) the assumption of substantially all of the liabilities of SafirRosetti which accrue post-closing, (iii) a secured promissory note in the aggregate face amount of $1.75 million, with an interest rate of 0.79% per annum (the “Note”), payable in equal installments at December 31, 2010 and June 30, 2011 and (iv) contingent consideration based on 70% of all of the SafirRosetti transferred account receivables in excess of $1.75 million collected by Buyer between the Closing and the one year anniversary of the Closing.  The Note provides a first priority lien against the transferred accounts receivable of SafirRossetti and the post-closing accounts receivable of Buyer arising from the SafirRosetti business, and a second priority lien against the remaining property of SafirRosetti transferred to Buyer.  In connection with the Note, the Company and Buyer entered into a Security Agreement (the “Security Agreement”) and the Company, Buyer, Bart M. Schwartz, Joseph Rosetti and 3-DRS International, Ltd entered into an Intercreditor Agreement (the “Intercreditor Agreement”), with respect to the parties’ respective rights and obligations under the security interests of the Note.  The Sellers have also agreed to provide certain transition services to Buyer following the closing of the transactions contemplated in the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement, the Note, the Security Agreement and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2010 and incorporated herein by reference, the Note filed herein as Exhibit 99.1 and incorporated herein by reference, the Security Agreement filed herein as Exhibit 99.2 and incorporated herein by reference and the Intercreditor Agreement filed herein as Exhibit 99.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Secured Promissory Note.

99.2	Security Agreement, dated April 30, 2010, by and between Guidepost Solutions LLC and GlobalOptions Group, Inc.

99.3	Intercreditor Agreement, dated April 30, 2010, by and among Guidepost Solutions LLC and GlobalOptions Group, Inc., Bart M. Schwartz, Joseph Rosetti and 3-DRS International, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2010	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Harvey W. Schiller
Name: Harvey W. Schiller
Title: Chairman and CEO